Exhibit 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (the “Amendment”) is made as of this 26th day of April, 2013, by and among HANDY & HARMAN GROUP LTD., a Delaware corporation (the “Borrower”), each of the EXISTING GUARANTORS listed on the signature pages hereto (each, an “Existing Guarantor” and collectively, the “Existing Guarantors”), the JOINING GUARANTOR named on the signature pages hereto and further defined below (“Joining Guarantor” and together with Existing Guarantors, the “Guarantors” and each is individually referred to herein as a “Guarantor”, and together with the Borrower, the “Loan Parties” and each is individually referred to herein as a “Loan Party”), the financial institutions which are named on the signature pages hereto as lenders (collectively, the “Lenders” and each is individually referred to as a “Lender”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (the “Administrative Agent”) and in its capacity as a Lender.
BACKGROUND
A.On November 8, 2012, Borrower, Existing Guarantors, Lenders and Administrative Agent entered into a Credit Agreement to reflect certain financing arrangements between the parties thereto (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Credit Agreement”). The Credit Agreement and all other documents executed in connection therewith are collectively referred to herein as the “Existing Financing Agreements.” All capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.
B.    The Loan Parties (I) have requested that Lenders (a) increase their Revolving Credit Commitments to an aggregate amount of $110,000,000 pursuant to Section 2.11 of the Credit Agreement and (b) increase their Term Loan Commitments to an aggregate amount of $125,000,000; (II) have formed a new Subsidiary, Lucas-Milhaupt Warwick LLC, a Delaware limited liability company (“Joining Guarantor”), for the purpose of acquiring assets in the WJT Acquisition (defined below); (III) have entered into an Asset Purchase Agreement dated April 16, 2013, pursuant to which Borrower and Joining Guarantor will purchase the assets of Wolverine Joining Technologies, LLC, a division of Wolverine Tube, Inc., for a purchase price of approximately $60,000,000 (subject to the adjustments set forth in Sections 2.1 and 2.2 of the WJT Purchase Agreement) (the transactions described in this clause (III) are collectively referred to herein as the “WJT Acquisition”), which will constitute a Permitted Acquisition under the Credit Agreement; and (IV) have informed Administrative Agent that OMG Roofing, Inc. entered into an Asset Purchase Agreement (the “Hickman APA”) dated December 31, 2012, with W.P. Hickman Company (“Hickman Seller”), which constitutes a Permitted Acquisition under the Credit Agreement.
C.    Contemporaneous herewith, Joining Guarantor is joining and becoming a Guarantor under the Credit Agreement and the other Existing Financing Agreements pursuant to a certain Guarantor Joinder and Assumption Agreement dated of even date herewith, the form of which is attached hereto as Exhibit A.

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D.    The Loan Parties have requested and the Administrative Agent and the Lenders have agreed, (i) to increase the Lenders’ Revolving Credit Commitments pursuant to Section 2.11 of the Credit Agreement, (ii) to increase the Lenders’ Term Loan Commitments, and (iii) to amend certain terms and provisions contained in the Credit Agreement, in each case subject to the terms and conditions set forth in this Amendment.
NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:
1.    Amendments to Credit Agreement. Upon the Effective Date, the Credit Agreement shall be amended as follows:
(a)    Term Loan. Borrower has requested that the principal amount of the Term Loan be increased by $10,000,000. Accordingly, Administrative Agent and Lenders have agreed and are willing to advance additional funds and to cause the scheduled amortization of the Term Loan to be reset. Subject to the terms and conditions set forth in the Credit Agreement and this Amendment, and relying upon the representations and warranties set forth in the Credit Agreement and this Amendment, each Lender severally agrees to make an additional advance to the Borrower to be added to the current balance of the Term Loan (the “Increase”) as set forth on the amended and restated Schedule 1.1(C) attached hereto as Exhibit B, such that the principal balance of the Term Loan after such Increase shall equal $122,843,750.00. For all purposes under the Credit Agreement and other Existing Financing Agreements, “Term Loan” shall mean and include the Term Loan as increased pursuant to the terms of this Amendment.
(b)    New Definitions. The following definitions of “Joining Guarantor” and “WJT Acquisition” shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
“Joining Guarantor” shall mean Lucas-Milhaupt Warwick LLC, a Delaware limited liability company.
“WJT Acquisition” shall mean the purchase by Borrower and Joining Guarantor of certain assets of Wolverine Joining Technologies, LLC, a division of Wolverine Tube, Inc., pursuant to an Asset Purchase Agreement dated April 16, 2013, for a purchase price of approximately $60,000,000 (subject to certain adjustments).
(c)    Scheduled Amortization of Term Loans. Section 3.3 of the Credit Agreement shall be amended and restated in its entirety as follows:
3.3    Scheduled Amortization of Term Loans. Subject to adjustment as a result of prepayments in accordance with the terms of this Agreement, the Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), on each Principal Amortization Payment Date falling in each month listed

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below, if applicable, the aggregate principal amount of the Term Loans indicated opposite such month:

Date:	Amount:	Principal Remaining:	Amort. %:
05/01/13	$2,156,250	$120,687,500	1.725%
08/01/13	$2,343,750	$118,343,750	1.875%
11/01/13	$2,343,750	$116,000,000	1.875%
02/01/14	$3,906,250	$112,093,750	3.125%
05/01/14	$3,906,250	$108,187,500	3.125%
08/01/14	$3,906,250	$104,281,250	3.125%
11/01/14	$3,906,250	$100,375,000	3.125%
02/01/15	$4,687,500	$95,687,500	3.750%
05/01/15	$4,687,500	$91,000,000	3.750%
08/01/15	$4,687,500	$86,312,500	3.750%
11/01/15	$4,687,500	$81,625,000	3.750%
02/01/16	$4,687,500	$76,937,500	3.750%
05/01/16	$4,687,500	$72,250,000	3.750%
08/01/16	$4,687,500	$67,562,500	3.750%
11/01/16	$4,687,500	$62,875,000	3.750%
02/01/17	$4,687,500	$58,187,500	3.750%
05/01/17	$4,687,500	$53,500,000	3.750%
08/01/17	$4,687,500	$48,812,500	3.750%
Maturity Date	$48,812,500	$0	39.050%

; provided that in any event any remaining unpaid principal amount of Term Loans shall be due and payable on the earlier of (a) the Maturity Date and (b) the date the Term Loans are declared due and payable pursuant to Section 9.2 [Consequences of Event of Default] (it being understood that if the Maturity Date is June 15, 2017, the August 1, 2017 payment shall not be applicable and the payment amount set forth opposite “Maturity Date” shall be increased accordingly).

(d)    Indebtedness. Notwithstanding anything to the contrary contained in Section 8.2.1(v) of the Credit Agreement, the Borrower may, in the ordinary course of business, incur and permit to exist Indebtedness under commodities trading agreements for the purpose of hedging precious metals inventory associated with the WJT Acquisition and the operations of Joining Guarantor, but in no event may any such hedges or agreements be for speculative purposes.

(e)    Quarterly Financial Statements. Section 8.3.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

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8.3.1    Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter (other than the fiscal quarter ending December 31, for which the Borrower shall furnish or cause to be furnished financial statements in accordance with Section 8.3.2 hereof), quarterly unaudited financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of operations and comprehensive income and cash flows for the fiscal quarter then ended and the fiscal year through that date and for the corresponding periods in the preceding fiscal year, all in reasonable detail and certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied.

2.    Use of Increase. The proceeds of the Increase advanced on the Effective Date shall be used to pay fees and expenses in connection herewith and shall be used to fund the WJT Acquisition.

3.    Increase in Revolving Credit Commitments. Borrower hereby requests that the current Lenders increase their Revolving Credit Commitments collectively by an amount equal to $20,000,000 to an aggregate amount of $110,000,000 in accordance with Section 2.11 of the Credit Agreement, and each Lender hereby agrees, on the Effective Date, to increase its Revolving Credit Commitment in the amounts set forth on Schedule 1.1(C) attached to this Amendment. Schedule 1.1(C) attached hereto shall amend and restate in its entirety Schedule 1.1(C) attached to the Credit Agreement. The Administrative Agent hereby agrees that the foregoing is an acceptable acknowledgement of each Increasing Lender as required under Section 2.11.1.9 of the Credit Agreement and waives the five (5) day requirement thereunder.
4.    Schedules. The Schedules to the Credit Agreement shall be amended and restated in their entirety and replaced with the updated Schedules attached hereto as Exhibit C. The Schedules to the Canadian Intellectual Property Security Agreement shall be amended and restated in their entirety and replaced with the updated Schedules attached hereto as Exhibit D.
5.    Representations and Warranties. Each Loan Party hereby:
(a)    reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date;
(b)    reaffirms all of the covenants contained in the Credit Agreement and covenants to abide thereby until all Loans, Obligations and other liabilities of Loan Parties to

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Administrative Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Administrative Agent and Lenders;
(c)    represents and warrants that no Potential Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;
(d)    represents and warrants that since November 8, 2012, no event or development has occurred which has had or is reasonably likely to have a Material Adverse Change;
(e)    represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, the A&R Notes (as defined below), and all related agreements, instruments, and documents to which such Loan Party is a party, that such actions were duly authorized by all necessary corporate or company action and that the officers executing this Amendment, the A&R Notes and any related agreements, instruments or documents on its behalf were similarly authorized and empowered, and that neither this Amendment, the A&R Notes, or any related agreements, instruments, or documents contravenes any provisions of its Articles of Incorporation or Certificate of Formation, as applicable and Bylaws or Operating Agreement, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and
(f)    represents and warrants that this Amendment, the A&R Notes, and all assignments, instruments, documents, and agreements executed and delivered by such Loan Party in connection herewith, are valid, binding and enforceable in accordance with their respective terms.
6.    Security Interest. As security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), and satisfaction by the Loan Parties of all covenants and undertakings contained in the Credit Agreement, the Loan Documents and the Existing Financing Agreements, the Borrower and each of the Existing Guarantors reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of PNC Bank, National Association, in its capacity as Collateral Agent (as defined in the Security Agreement), for its benefit and the ratable benefit of each Secured Party (as defined in the Security Agreement), upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located, and Joining Guarantor hereby assigns and grants in favor of PNC Bank, National Association, in its capacity as Collateral Agent, for its benefit and the ratable benefit of each Secured Party, a continuing first priority, perfected lien and security interest in and upon the Collateral (as defined in the Security Agreement) of Joining Guarantor, whether now owned or hereafter acquired or arising and wherever located.
7.    Confirmation of Indebtedness. Loan Parties confirm and acknowledge that as of the close of business on April 25, 2013, Borrower was indebted to Administrative Agent and Lenders under the Credit Agreement in the aggregate principal amount of (i) $23,000,000.00 for the Revolving Credit Loans and (ii) $112,843,750.00 for the Term Loan, without any deduction, defense, setoff, claim or counterclaim, plus all fees, costs and expenses incurred to date in connection with the Credit Agreement and the other Loan Documents.

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8.    Acknowledgment of Guarantors. Each Guarantor hereby covenants and agrees that the Continuing Agreement of Guaranty and Suretyship dated November 8, 2012, as amended, restated, supplemented and otherwise modified from time to time, shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrower and each other Guarantor (including Joining Guarantor) to Administrative Agent and Lenders under the Credit Agreement and the other Loan Documents.
9.    Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon (the “Effective Date”) the satisfaction of each of the following conditions (all documents to be in form and substance reasonably satisfactory to Administrative Agent and Administrative Agent’s counsel):
(a)    Administrative Agent shall have received this Amendment duly executed by Lenders and all Loan Parties;
(b)    Administrative Agent shall have received amended and restated revolving credit notes duly executed by the Borrower reflecting each Lender’s Revolving Credit Commitment (collectively, the “A&R Revolving Credit Notes”);
(c)    Administrative Agent shall have received amended and restated term notes duly executed by the Borrower reflecting each Lender’s Term Loan Commitment (collectively, the “A&R Term Notes” and together with the A&R Revolving Credit Notes, the “A&R Notes”);
(d)    Administrative Agent shall have received, on behalf of the Lenders, an upfront/amendment fee in the amount of $150,000, in immediately available funds, which fee shall be fully earned upon the date of this Amendment;
(e)    Administrative Agent shall have received each of the agreements, instruments, certificates and documents listed on Exhibit E attached hereto; and
(f)    Execution and/or delivery of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof.
10.    Payment of Expenses. Loan Parties shall pay or reimburse Administrative Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.
11.    Reaffirmation of Existing Financing Agreements. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all other of the Existing Financing Agreements, are hereby reaffirmed and shall continue in full force and effect as therein written.
12.    Release. As further consideration for Administrative Agent’s and Lenders’ agreement to grant the accommodations set forth herein, each Loan Party hereby waives and releases and forever discharges Administrative Agent and Lenders and their respective officers, directors, attorneys, agents and employees from any liability, damage, claim, loss or expense of any kind that

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Loan Parties, or any of them, may have against Administrative Agent or Lender arising out of or relating to the Obligations, this Amendment or the Loan Documents, other than any liability, damage, claim, loss or expense as a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender.
13.    Miscellaneous.
(a)    No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.
(b)    The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(c)    No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(d)    The terms and conditions of this Amendment shall be governed by the laws of the State of New York.
(e)    This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or electronic transmission shall bind the parties hereto.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWER:                HANDY & HARMAN GROUP LTD.

By: /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title:    Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREENENT]

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EXISTING GUARANTORS:
ALLOY RING SERVICE INC.
ARLON LLC
ARLON ADHESIVES & FILMS, INC.
ARLON MED INTERNATIONAL LLC
ARLON PARTNERS, INC.
ARLON SIGNTECH, LTD.
ARLON VISCOR LTD.
BAIRNCO CORPORATION
CANFIELD METAL COATING CORPORATION
EAST 74TH STREET HOLDINGS INC.
DANIEL RADIATOR CORPORATION
ELE CORPORATION
HANDY & HARMAN
HANDY & HARMAN AUTOMOTIVE
GROUP, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
HANDY & HARMAN INTERNATIONAL, LTD.
HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN PERU, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDYTUBE CORPORATION
H&H PRODUCTIONS, INC.
INDIANA TUBE CORPORATION
KASCO CORPORATION
KASCO MEXICO LLC
KJ-VMI REALTY, INC.
LUCAS-MILHAUPT, INC.
MARYLAND SPECIALTY WIRE, INC.
MICRO-TUBE FABRICATORS, INC.
OCMUS, INC.
OMG, INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
PAL-RATH REALTY, INC.
PLATINA LABORATORIES, INC.
SHEFFIELD STREET CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION
SWM, INC.
WILLING B WIRE CORPORATION

By: /s/ James F. McCabe, Jr.
Name: James F. McCabe, Jr.
Title: Senior Vice President

ATLANTIC SERVICE COMPANY, LIMITED

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREENENT]

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By:    /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title:    Treasurer

20 GRANT STREET NOMINEE TRUST
THE 7 ORNE STREET NOMINEE TRUST
THE 28 GRANT STREET NOMINEE TRUST

By:    /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title:    Trustee

JOINING GUARANTOR:            LUCAS-MILHAUPT WARWICK LLC

By: /s/ James F. McCabe, Jr.
Name: James F. McCabe, Jr.
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREENENT]

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PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender

By:    /s/ Kirk M. Mader
Name:    Kirk M. Mader
Title:    Senior Vice President

RBS CITIZENS, N.A., as a Lender

By:    /s/ David Lang
Name:    David Lang
Title:    Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Cassie Kim
Name:    Cassie Kim
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Ashish Arora
Name: Ashish Arora
Title:    Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Melinda A. White
Name: Melinda A. White
Title:    Senior Vice President

PEOPLE’S UNITED BANK, N.A., as a Lender

By:    /s/ Craig Kincade
Name: Craig Kincade
Title:    Sr. Commercial Relationship Manager, SVP

FIRST NIAGARA BANK, N.A., as a Lender

By:    /s/ Troy Jellerine
Name:    Troy Jellerine
Title:    Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREENENT]

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[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREENENT]

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Exhibit A

Form of Guarantor Joinder and Assumption Agreement

(See attached)

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GUARANTOR JOINDER AND ASSUMPTION AGREEMENT
THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of April 26, 2013, by Lucas-Milhaupt Warwick, LLC, a Delaware limited liability company (“New Guarantor”).
Background
Reference is made to (i) the Credit Agreement, dated as of November 8, 2012, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), by and among Handy & Harman Group Ltd., a Delaware corporation (the “Borrower”), each of the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”) and PNC Bank, National Association, in its capacity as agent for the Lenders (in such capacity, the “Agent”), (ii) the Continuing Agreement of Guaranty and Suretyship (Subsidiary), dated as of November 8, 2012 as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Guaranty”) of Guarantors given to the Agent as agent for the Lenders, (iii)  the Security Agreement, dated as of November 8, 2012 as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Security Agreement”) among the Loan Parties and the Agent as agent for the Lenders, (iv) the Pledge Agreement, dated as of November 8, 2012, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Pledge Agreement”) made by the Loan Parties in favor of the Agent, (v) the Intercompany Subordination Agreement, dated as of November 8, 2012, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Intercompany Subordination Agreement”) among the Loan Parties and the Agent for the benefit of the Lenders, (vi)  Patent, Trademark and Copyright Security Agreement, dated as of November 8, 2012, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Patent, Trademark and Copyright Security Agreement”) among the Loan Parties party thereto and the Agent for the benefit of the Lenders and (vii) the other Loan Documents referred to in the Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Loan Documents”).
Agreement
Capitalized terms defined in the Credit Agreement are used herein as defined therein.
New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by New Guarantor as a result of being or becoming affiliated with the Borrower and the Guarantors, New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of, a “Loan Party” and a “Guarantor,” jointly and severally under the Credit Agreement, a “Guarantor,” jointly and severally with the existing Guarantors under the Guaranty, a “Company” jointly and severally under the Intercompany Subordination Agreement, a “Debtor” jointly and severally under the Security Agreement, a “Pledgor” jointly and severally under the Pledge Agreement and the Patent, Trademark and Copyright Security Agreement and a Loan Party or

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Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other obligations of the Loan Parties under the Loan Documents, New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement, Guaranty, Security Agreement, Pledge Agreement, Intercompany Subordination Agreement, Patent, Trademark and Copyright Security Agreement and each of the other Loan Documents jointly and severally with the existing parties thereto. Without limiting the generality of the foregoing, New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 6 of the Credit Agreement shall be true and correct as to New Guarantor on and as of the date hereof (A) in the case of such representations and warranties qualified by materiality, in all respects and (B) in the case of such other representations and warranties, in all material respects, and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty, Security Agreement, Pledge Agreement, Intercompany Subordination Agreement, Patent, Trademark and Copyright Security Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.
As security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), and satisfaction by the Loan Parties of all covenants and undertakings contained in the Credit Agreement and the other Loan Documents, New Guarantor hereby assigns and grants in favor of Agent, for its benefit and the ratable benefit of each Secured Party (as defined in the Security Agreement), a continuing first priority, perfected lien and security interest in and upon the Collateral (as defined in the Security Agreement) of New Guarantor, whether now owned or hereafter acquired or arising and wherever located.
New Guarantor hereby makes, affirms, and ratifies in favor of the Secured Parties the Credit Agreement, Guaranty, Security Agreement, Pledge Agreement, Intercompany Subordination Agreement, Patent, Trademark and Copyright Security Agreement and each of the other Loan Documents given by the Guarantors to the Agent and any of the other Secured Parties.
New Guarantor is simultaneously delivering to the Agent the documents, together with this Guarantor Joinder and Assumption Agreement, required under Sections Section 7 [Conditions of Lending and Issuance of Letters of Credit] and 8.1.11 [Additional Guaranties and Collateral].
In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement and the other Loan Documents.
New Guarantor acknowledges and agrees that a facsimile or electronic (i.e., “pdf” or “tif” format) transmission to the Agent or any other Secured Party of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery

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hereof by New Guarantor and shall be effective as delivery of a manually executed counterpart of this Guarantor Joinder and Assumption Agreement.
NEW GUARANTOR SHALL CAUSE BORROWER TO PROVIDE SUCH ADDITIONAL DOCUMENTS AS REQUIRED BY SECTION 8.1.11 OF THE CREDIT AGREEMENT.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Agent for the benefit of the Secured Parties, as of the date and year first above written with the intention that this Guarantor Joinder and Assumption Agreement constitute a sealed instrument.

ATTEST: Name: Title:	LUCAS-MILHAUPT WARWICK, LLC By: Name: Title:

Acknowledged and accepted:
PNC BANK, NATIONAL ASSOCIATION, as Agent
By:
Name:
Title:

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Exhibit B

Schedule 1.1(C)

(see attached)

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SCHEDULE 1.1(C)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Commitment	Ratable Share (Approx)
Name: PNC Bank, National Association Address 1600 Market Street, Philadelphia, PA 19103 Attention: Kirk M. Mader Telephone: (215) 585-1385 Telecopy: (215) 585-4144	$21,463,414.64	$23,969,512.21	$45,432,926.85	19.512%
Name: RBS Citizens, N.A. Address: 711 Westchester Ave., 3rd Floor, White Plains, NY 10604 Attention: Anthony Selvaggio Telephone: (914) 288-8719 Telecopy: (914) 582-3589	$21,463,414.63	$23,969,512.19	$45,432,926.82	19.512%
Name: U.S. Bank, National Association Address: 970 W 190th Street, Suite 222, Torrance, CA 90502 Attention: Cassie Kim Telephone: (310) 965-1520 Telecopy: (310) 538-1036	$21,463,414.63	$23,969,512.19	$45,432,926.82	19.512%
Name: Bank of America, NA Address: CityPlace 1, 185 Asylum Street. CT2-500-35-10 Hartford, CT 06103 Attention: Ashish Arora Telephone: (860) 952-7476 Telecopy: (860) 962-7515	$16,097,560.98	$17,977,134.14	$34,074,695.12	14.634%
Name: Wells Fargo Bank, National Association Address 50 Main Street, 5th Floor, White Plains, NY 10606 Attention: Melinda A. White Telephone: (914) 286-5309 Telecopy: (914) 681-8755	$16,097,560.98	$17,977,134.14	$34,074,695.12	14.634%
SCHEDULE 1.1(C)-1

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Name: People’s United Bank, National Association Address: 350 Bedford Street, Stamford, CT 06901 Attention: Craig Kincade Telephone: (203) 359-6183 Telecopy: (203) 359-6146	$8,048,780.48	$8,988,567.08	$17,037,347.56	7.317%
Name: First Niagara Bank, National Association Address 726 Exchange Street, 9th Floor, Buffalo, NY 14210 Attention: Paula Taggart/Amy Norsen Telephone: (716) 819-5754 Telecopy: (716) 819-5132	$5,365,853.66	$5,992,378.05	$11,358,231.71	4.878%
Total	110,000,000.00	$122,843,750.00	$232,843,750.00	100.000%

SCHEDULE 1.1(C)-2

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SCHEDULE 1.1(C)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Page 3of 3
Part 2 - Addresses for Notices to the Borrower and Guarantors:
ADMINISTRATIVE AGENT

Name:	PNC BANK, National Association
Address:	1600 Market Street Philadelphia, PA 19103
Attention:	Kirk M. Mader
Telephone:	(215) 585-1385
Telecopy:	(215) 585-4144
With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop:	P7-PFSC-04-I
Address:	500 First Avenue
Pittsburgh, PA 15219
Attention:	Agency Services
Telephone:	(412) 7626442
Telecopy:	(412) 7628672

THE BORROWER AND GUARANTORS

Address:	1133 Westchester Avenue. Suite N222 White Plains, New York 10604
Attention:	Chief Financial Officer
Telephone:	(914) 461-1264
Telecopy:	(914) 696-8684
With a Copy To:

Name:	Olshan Frome Wolosky LLP
Address:	Park Avenue Tower, 65 East 55th Street New York, New York 10022
Attention:	Adam W. Finerman, Esq.
Telephone:	(212) 451-2300
Telecopy:	(212) 451-2222

SCHEDULE 1.1(C)-3

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Exhibit C

Updated Schedules to Credit Agreement

(See attached)

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Schedule 1.1(B)
BORROWING BASE PARTIES

Entity	State of Formation
Arlon Signtech, Ltd.	Texas
Arlon Viscor Ltd.	Texas
Arlon LLC	Delaware
Atlantic Service Co. Ltd. (Canada)	Ontario
Bairnco Corporation	Delaware
Canfield Metal Coating Corporation	Delaware
East 74th Street Holdings Inc. (f/k/a Continental Industries, Inc.)	Oklahoma
Handy & Harman	New York
Handy & Harman Electronic Materials Corporation	Florida
Handy & Harman Group Ltd.	Delaware
Handy & Harman of Canada, Ltd. (Canada)	Ontario
Handy & Harman Tube Company, Inc.	Delaware
HandyTube Corporation	Delaware
Indiana Tube Corporation	Delaware
Kasco Corporation	Delaware
Lucas-Milhaupt, Inc.	Wisconsin
Lucas-Milhaupt Warwick LLC	Delaware
Maryland Specialty Wire, Inc.	Delaware
Micro-Tube Fabricators, Inc.	Delaware
Ocmus Inc.	Indiana
OMG Roofing, Inc.	Delaware
OMG, Inc.	Delaware
Omni Technologies Corporation of Danville	New Hampshire
Southern Saw Acquisition Corporation	Delaware

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SCHEDULE 1.1(E)(1)
EXCLUDED SUBSIDIARIES

NONE.

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SCHEDULE 1.1(E)(2)
EXISTING LETTERS OF CREDIT

Account Party	Beneficiary	Principal Amount	Date of Issuance	Maturity Date
Handy & Harman	Zurich American Insurance Co.	$1,425,000	5/6/2004	7/26/2013
Handy & Harman on behalf of Bairnco Corporation	Liberty Mutual Insurance Co.	$1,350,000	9/20/2010	9/22/2013
Handy & Harman	Commissioner of New Jersey EPA	$878,000	5/7/2004	5/31/2013
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	Commonwealth of Massachusetts	$135,000	5/7/2004	3/31/2014
Handy & Harman of Canada, Limited	Ministry of the Environment	CAD 20,000.00	5/5/1998	12/5/2014

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Schedule 6.1.1
QUALIFICATIONS TO DO BUSINESS

Entity	Entity name as it appears on the state record	Domestic Jurisdiction	Jurisdiction Audited
Alloy Ring Service, Inc.	ALLOY RING SERVICE, INC.	DE	DE
Arlon Adhesives & Films, Inc.	ARLON ADHESIVES & FILMS, INC.	TX	TX
Arlon, LLC	ARLON LLC	DE	AZ
Arlon, LLC	ARLON LLC	DE	CA
Arlon, LLC	ARLON LLC	DE	DE
Arlon, LLC	ARLON LLC	DE	FL
Arlon, LLC	ARLON, LLC	DE	GA
Arlon, LLC	ARLON, INC.	DE	IL
Arlon, LLC	ARLON LLC	DE	MA
Arlon, LLC	ARLON LLC	DE	MI
Arlon, LLC	Arlon LLC	DE	MN
Arlon, LLC	ARLON, INC.	DE	NH
Arlon, LLC	ARLON LLC	DE	NJ
Arlon, LLC	ARLON, INC.	DE	OH
Arlon, LLC	Arlon LLC	DE	PA
Arlon, LLC	ARLON, INC.	DE	RI
Arlon, LLC	ARLON, LLC DBA ARLON PRODUCTS, LLC	DE	TX
Arlon, LLC	ARLON LLC	DE	WA
Arlon Med International LLC	ARLON MED INTERNATIONAL LLC	DE	DE
Arlon Partners, Inc.	ARLON PARTNERS, INC.	DE	DE
Arlon Partners, Inc.	ARLON PARTNERS, INC.	DE	NC
Arlon Signtech, Ltd.	ARLON SIGNTECH, LTD.	TX	TX
Arlon Viscor, Ltd.	ARLON VISCOR LTD.	TX	TX
Bairnco Corporation	BAIRNCO CORPORATION	DE	CA
Bairnco Corporation	BAIRNCO CORPORATION	DE	DE
Bairnco Corporation	BAIRNCO CORPORATION	DE	FL
Bairnco Corporation	BAIRNCO CORPORATION	DE	NJ
Bairnco Corporation	BAIRNCO CORPORATION	DE	OH
Canfield Metal Coating Corporation	CANFIELD METAL COATING CORPORATION	DE	DE
Canfield Metal Coating Corporation	CANFIELD METAL COATING CORPORATION	DE	OH
East 74th Street Holdings Inc. (f/k/a CONTINENTAL INDUSTRIES, INC.)	East 74th Street Holdings Inc.	OK	OK
DANIEL RADIATOR CORPORATION	DANIEL RADIATOR CORPORATION	TX	CT
DANIEL RADIATOR CORPORATION	DANIEL RADIATOR CORPORATION	TX	NY
DANIEL RADIATOR CORPORATION	DANIEL RADIATOR CORPORATION	TX	OH
DANIEL RADIATOR CORPORATION	DANIEL RADIATOR CORPORATION	TX	RI

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Entity	Entity name as it appears on the state record	Domestic Jurisdiction	Jurisdiction Audited
DANIEL RADIATOR CORPORATION	DANIEL RADIATOR CORPORATION	TX	TX
ELE CORPORATION	ELE CORPORATION	CA	CA
HANDY & HARMAN	HANDY & HARMAN	NY	CA
HANDY & HARMAN	HANDY & HARMAN	NY	CT
HANDY & HARMAN	HANDY & HARMAN (INC)	NY	IL
HANDY & HARMAN	HANDY & HARMAN	NY	MA
HANDY & HARMAN	HANDY & HARMAN	NY	MI
HANDY & HARMAN	HANDY & HARMAN	NY	NJ
HANDY & HARMAN	HANDY & HARMAN	NY	NY
HANDY & HARMAN	HANDY & HARMAN	NY	OH
HANDY & HARMAN	HANDY & HARMAN, INC.	NY	RI
Handy & Harman Automotive Group, Inc.	HANDY & HARMAN AUTOMOTIVE GROUP, INC.	DE	CT
Handy & Harman Automotive Group, Inc.	HANDY & HARMAN AUTOMOTIVE GROUP, INC.	DE	DE
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	FL	FL
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	FL	NJ
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	DE	PA
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	FL	RI
HANDY & HARMAN GROUP LTD.	HANDY & HARMAN GROUP LTD.	DE	DE
Handy & Harman International, Ltd.	HANDY & HARMAN INTERNATIONAL, LTD.	DE	DE
Handy & Harman Peru, Inc.	HANDY & HARMAN PERU, INC.	DE	DE
HANDY & HARMAN TUBE COMPANY, INC.	HANDY & HARMAN TUBE COMPANY, INC.	DE	DE
HANDY & HARMAN TUBE COMPANY, INC.	HANDY & HARMAN TUBE COMPANY	DE	NJ
HANDY & HARMAN TUBE COMPANY, INC.	HANDY & HARMAN TUBE COMPANY, INC.	DE	PA
Handytube Corporation	HANDYTUBE CORPORATION	DE	DE
H&H Productions, Inc.	H&H PRODUCTIONS, INC.	DE	DE
INDIANA TUBE CORPORATION	INDIANA TUBE CORPORATION	DE	DE
INDIANA TUBE CORPORATION	INDIANA TUBE CORPORATION	DE	IN
INDIANA TUBE CORPORATION	INDIANA TUBE CORPORATION	DE	TX
Kasco Corporation	Kasco Corporation	DE	AL
Kasco Corporation	KASCO SERVICES CORPORATION	DE	NJ
Kasco Corporation	KASCO SERVICES CORPORATION	DE	NC
Kasco Corporation	KASCO CORPORATION	DE	AR
Kasco Corporation	KASCO CORPORATION	DE	AZ
Kasco Corporation	KASCO CORPORATION WHICH WILL DO BUSINESS IN CALIFORNIA AS KASCO SERVICES CORPORATION	DE	CA
Kasco Corporation	KASCO CORPORATION	DE	CO

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Entity	Entity name as it appears on the state record	Domestic Jurisdiction	Jurisdiction Audited
Kasco Corporation	KASCO CORPORATION	DE	CT
Kasco Corporation	KASCO CORPORATION	DE	DC
Kasco Corporation	KASCO CORPORATION	DE	DE
Kasco Corporation	KASCO CORPORATION (DELAWARE)	DE	GA
Kasco Corporation	KASCO CORPORATION	DE	HI
Kasco Corporation	KASCO SERVICES CORPORATION	DE	IA
Kasco Corporation	KASCO CORPORATION	DE	ID
Kasco Corporation	KASCO CORPORATION	DE	IL
Kasco Corporation	KASCO CORPORATION	DE	IN
Kasco Corporation	KASCO CORPORATION	DE	KS
Kasco Corporation	KASCO CORPORATION	DE	KY
Kasco Corporation	KASCO CORPORATION (OF DELAWARE)	DE	LA
Kasco Corporation	KASCO CORPORATION	DE	MA
Kasco Corporation	KASCO CORPORATION	DE	MD
Kasco Corporation	KASCO CORPORATION	DE	ME
Kasco Corporation	KASCO SERVICES CORPORATION	DE	MI
Kasco Corporation	KASCO SERVICES CORPORATION	DE	MN
Kasco Corporation	KASCO SERVICES CORPORATION	DE	MO
Kasco Corporation	KASCO CORPORATION	DE	MS
Kasco Corporation	KASCO CORPORATION	DE	MT
Kasco Corporation	KASCO CORPORATION	DE	ND
Kasco Corporation	KASCO CORPORATION	DE	NE
Kasco Corporation	KASCO CORPORATION	DE	NH
Kasco Corporation	KASCO CORPORATION	DE	NM
Kasco Corporation	KASCO CORPORATION	DE	NY
Kasco Corporation	KASCO CORPORATION	DE	OH
Kasco Corporation	KASCO CORPORATION	DE	OK
Kasco Corporation	KASCO CORPORATION, A DELAWARE CORPORATION	DE	OR
Kasco Corporation	KASCO CORPORATION	DE	PA
Kasco Corporation	KASCO CORPORATION	DE	RI
Kasco Corporation	KASCO CORPORATION	DE	SC
Kasco Corporation	KASCO CORPORATION	DE	SD
Kasco Corporation	KASCO CORPORATION	DE	TN
Kasco Corporation	KASCO CORPORATION DBA KASCO SERVICES CORPORATION	DE	TX
Kasco Corporation	KASCO SERVICES CORPORATION	DE	UT
Kasco Corporation	KASCO CORPORATION	DE	VA
Kasco Corporation	KASCO CORPORATION	DE	VT
Kasco Corporation	KASCO CORPORATION	DE	WA
Kasco Corporation	KASCO CORPORATION	DE	WI
Kasco Corporation	KASCO CORPORATION	DE	WV
Kasco Corporation	Kasco Corporation	DE	WY
Kasco Mexico LLC	KASCO MEXICO LLC	DE	DE
KJ-VMI Realty, Inc.	KJ-VMI REALTY, INC.	DE	DE
LUCAS MILHAUPT, INC.	LUCAS-MILHAUPT, INC.	WI	WI
Lucas-Milhaupt Warwick LLC	Lucas-Milhaupt Warwick, LLC	DE	DE
Lucas-Milhaupt Warwick LLC	Lucas-Milhaupt Warwick LLC	DE	TN

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Entity	Entity name as it appears on the state record	Domestic Jurisdiction	Jurisdiction Audited
MARYLAND SPECIALTY WIRE, INC.	MARYLAND SPECIALTY WIRE, INC.	DE	DE
MARYLAND SPECIALTY WIRE, INC.	MARYLAND SPECIALTY WIRE, INC.	DE	NY
Micro-Tube Fabricators, Inc.	MICRO-TUBE FABRICATORS, INC.	DE	DE
Micro-Tube Fabricators, Inc.	MICRO-TUBE FABRICATORS, INC.	DE	NJ
Micro-Tube Fabricators, Inc.	MICRO-TUBE FABRICATORS, INC.	DE	PA
Ocmus, Inc.	OCMUS INC.	IN	IN
OMG, INC.	OMG, INC.	DE	CT
OMG, INC.	OMG, INC.	DE	DE
OMG, INC.	OMG, INC.	DE	MA
OMG, INC.	OMG, INC.	DE	NV
OMG Roofing, Inc.	OMG ROOFING, INC.	DE	DE
OMG Roofing, Inc.	OMG ROOFING, INC.	DE	IL
OMG Roofing, Inc.	OMG ROOFING, INC.	DE	MA
OMNI Technologies Corp. of Danville	OMNI TECHNOLOGIES CORPORATION OF DANVILLE	NH	NH
PAL-RATH REALTY, INC.	PAL-RATH REALTY, INC.	DE	DE
PLATINA LABORATORIES, INC.	PLATINA LABORATORIES, INC.	DE	DE
Sheffield Street Corporation	SHEFFIELD STREET CORPORATION	CT	CT
Southern Saw Acquisition Corp.	SOUTHERN SAW ACQUISITION CORPORATION	DE	GA
Southern Saw Acquisition Corp.	SOUTHERN SAW ACQUISITION CORPORATION	DE	DE
SUMCO INC.	OCMUS INC.	IN	IN
WILLING B WIRE CORPORATION	WILLING B WIRE CORPORATION	DE	DE
SWM, Inc.	SOUTH WINDSOR METALLURGICAL, INC.	DE	CT
SWM, Inc.	SWM, INC.	DE	DE
OMG, INC.	OLYMPIC MANUFACTURING GROUP INC	DE	TX
OMG, INC.	OMG, INC.	DE	NY

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Schedule 6.1.2
SUBSIDIARIES

US Entities:

Name	Jurisdiction of Organization	Equity Interest
Alloy Ring Service, Inc.	Delaware	100% by Handy & Harman
Arlon Adhesives & Films, Inc.	Texas	100% by Arlon LLC
Arlon MED International LLC	Delaware	100% by Arlon LLC
Arlon Partners, Inc.	Delaware	100% by Arlon LLC
Arlon Signtech, Ltd.	Texas	1% by Arlon Adhesives & Films, Inc. 99% by Arlon Partners, Inc.
Arlon Viscor Ltd.	Texas	1% by Arlon Adhesives & Films, Inc. 99% by Arlon Partners, Inc.
Arlon, LLC	Delaware	100% by Bairnco Corporation
Atlantic Service Company, Limited	Canada	100% by Kasco Corporation
Bairnco Corporation	Delaware	100% by Handy & Harman Group Ltd.
Canfield Metal Coating Corporation	Delaware	100% by Handy & Harman
East 74th Street Holdings Inc.(f/k/a Continental Industries, Inc.)	Oklahoma	100% by Handy & Harman
Daniel Radiator Corporation	Texas	100% by Handy & Harman
Ele Corporation	California	100% by Handy & Harman Electronic Materials Corporation
H&H Productions, Inc.	Delaware	100% by Handy & Harman
Handy & Harman	New York	100% by Handy & Harman Group Ltd.
Handy & Harman Automotive Group, Inc.	Delaware	100% by Handy & Harman
Handy & Harman Electronic Materials Corporation	Florida	100% by Handy & Harman
Handy & Harman Group Ltd.	Delaware	100% by Handy & Harman Ltd.
Handy & Harman International, Ltd.	Delaware	100% by Handy & Harman
Handy & Harman of Canada, Limited	Ontario, Canada	100% by Handy & Harman
Handy & Harman Tube Company, Inc.	Delaware	100% by Handy & Harman
HandyTube Corporation	Delaware	100% by Handy & Harman
Handy & Harman ELE (Asia) SND.BHD.	Malaysia	100% by Handy & Harman
Indiana Tube Corporation	Delaware	100% by Handy & Harman
Kasco Corporation	Delaware	100% by Bairnco Corporation
Kasco Mexico LLC	Delaware	100% by Kasco Corporation
KJ-VMI Realty, Inc.	Delaware	100% by Handy & Harman
Lucas-Milhaupt, Inc.	Wisconsin	100% by Handy & Harman
Lucas-Milhaupt Warwick LLC	Delaware	100% by Lucas-Milhaupt, Inc.
Maryland Specialty Wire, Inc.	Delaware	100% by Handy & Harman
Micro-Tube Fabricators, Inc.	Delaware	100% by Handy & Harman
Ocmus Inc.	Indiana	100% by Handy & Harman
OMG Roofing, Inc.	Delaware	100% by OMG, Inc.
OMG, Inc.	Delaware	100% by Handy & Harman

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Name	Jurisdiction of Organization	Equity Interest
Omni Technologies Corporation of Danville	New Hampshire	100% by Handy & Harman
Pal-Rath Realty, Inc.	Delaware	100% by Handy & Harman
Platina Laboratories, Inc.	Delaware	100% by Handy & Harman
Sheffield Street Corporation	Connecticut	100% by Handy & Harman
Southern Saw Acquisition Corporation	Delaware	100% by Kasco Corporation
SWM, Inc.	Delaware	100% by Handy & Harman
Willing B Wire Corporation	Delaware	100% by Handy & Harman
20 Grant Street Nominee Trust	Massachusetts	100% by Handy & Harman Electronic Materials Corporation (Beneficiary)
28 Grant Street Nominee Trust	Massachusetts	100% by Handy & Harman Electronic Materials Corporation (Beneficiary)
7 Orne Street Nominee Trust	Massachusetts	100% by Handy & Harman Electronic Materials Corporation (Beneficiary)

Non-US / Canadian Entities:

Name	Jurisdiction of Organization	Equity Interest
Arlon Materials for Electronic Co., Ltd.	China	100% owned by Arlon MED International, LLC
Arlon Material Technologies Co., Ltd.	China	100% owned by Arlon MED International, LLC
Arlon India Private Limited	India	100% by Arlon, LLC
Kasco Ensambly S.A. De CV	Mexico	100% by Kasco Mexico, LLC
Atlantic Service Company, (UK) Ltd.	United Kingdom	100% by Kasco Corporation
Bertram & Graf, G.m.b.H.	Germany	100% by Kasco Corporation
Indiana Tube Solutions de Mexico, S. De RL de CV	Mexico	99% by Indiana Tube Corporation 1% by Handy & Harman
Handy & Harman UK Holdings Limited	England & Wales	100% by Handy & Harman International, Ltd.
Handy & Harman (Europe) Limited	England & Wales	100% by Handy & Harman UK Holdings Limited
Rigby-Maryland (Stainless) Limited	England & Wales	100% by Handy & Harman (Europe) Limited
Handy & Harman Management Holdings (HK) Ltd.	Hong Kong	100% by Handy & Harman Netherlands, B.V.
Lucas Milhaupt Riberac, S.A.	Riberac, France	100% by Handy & Harman Netherlands, B.V.
Lucas Milhaupt Hong Kong, Ltd.	Hong Kong	100% by Handy & Harman Management Holdings (HK) Ltd.
Lucas Milhaupt Brazing Materials (Suzhou) Co. Ltd.	Suzhou, China	100% by Lucas Milhaupt Hong Kong, Ltd.

Other Equity Interests:

Current Legal Entities Owned	Percent Pledged
Mizuno Handy & Harman Co., Ltd.	5% owned by Handy & Harman

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Schedule 6.1.14
ENVIRONMENTAL DISCLOSURES

1.    Handy & Harman (“H&H”)
H&H has been working with the Connecticut Department of Environmental Protection (“CTDEP”) with respect to its obligations under a 1989 consent order that applies to a property in Connecticut that H&H sold in 2003 (“Sold Parcel”) and an adjacent parcel (“Adjacent Parcel”) that together with the Sold Parcel comprises the site of a former H&H manufacturing facility.  Remediation of all soil conditions on the Sold Parcel was completed on April 6, 2007, although H&H performed limited additional work on that site, solely in furtherance of now concluded settlement discussions between H&H and the purchaser of the Sold Parcel.  Although no groundwater remediation is required, quarterly groundwater monitoring will be required through 2013 to verify no environmental impacts to the sold parcel.  On September 11, 2008, the CTDEP advised H&H that it had approved H&H’s December 28, 2007 Soil Action Remediation Action Report (as amended by an addendum letter dated July 15, 2008), thereby concluding the active remediation of the Sold Parcel. Approximately $29.0 million was expended through December 31, 2009, and the remaining remediation and monitoring costs for the Sold Parcel are expected to approximate $0.2 million.  H&H previously received reimbursement of $2.0 million from an insurance company under a cost-cap insurance policy and in January 2010, net of attorney’s fees, H&H received $1.034 million as the final settlement of H&H’s claim for additional insurance coverage relating to the Sold Parcel.  H&H also has been conducting an environmental investigation of the Adjacent Parcel, and is continuing the process of evaluating various options for its remediation of the Adjacent Parcel.

2.    Handy & Harman Electronic Materials Corporation (“HHEM”)
HHEM entered into an administrative consent order (the “ACO”) in 1986 with the New Jersey Department of Environmental Protection (“NJDEP”) with regard to certain property that it purchased in 1984 in New Jersey.  The ACO involves investigation and remediation activities to be performed with regard to soil and groundwater contamination.  HHEM and H&H settled a case brought by the local municipality in regard to this site in 1998 and also settled with certain of its insurance carriers.  HHEM is actively remediating the property and continuing to investigate effective methods for achieving compliance with the ACO.  A remedial investigation report was filed with the NJDEP in December 2007.  By letter dated December 12, 2008, NJDEP issued its approval with respect to additional investigation and remediation activities discussed in the December 2007 remedial investigation report.  HHEM anticipates entering into discussions with NJDEP to address that agency’s natural resource damage claims, the ultimate scope and cost of which cannot be estimated at this time.  Pursuant to a settlement agreement with the former owner/operator of the site, the responsibility for site investigation and remediation costs (as well as any other costs as defined in the settlement agreement) related to or arising from environmental contamination on the property (collectively, “Costs”) are contractually allocated 75% to the former owner/operator (with separate guaranties by the two joint venture partners of the former owner/operator for 37.5% each) and 25% jointly to HHEM and H&H after the first $1.0 million.  The $1.0 million was paid solely by the former owner/operator.  As of June 30, 2012, over and above the $1.0 million, total investigation and remediation costs of approximately $2,267,337 and $690,000 (excluding utilities) have been expended by the former owner/operator and HHEM, respectively, in accordance with the settlement agreement.  Additionally, HHEM indirectly is currently being reimbursed through insurance coverage for a portion of the Costs for which HHEM is responsible.  HHEM believes that there may be additional excess insurance coverage for the Costs which it intends to pursue as

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necessary. HHEM anticipates that there will be additional remediation expenses to be incurred once a remediation plan is finalized.

3.    Handy & Harman (“H&H”)
In August 2006, H&H received a notice letter from the United States Environmental Protection Agency (“EPA”) formally naming H&H as a PRP at a superfund site in Massachusetts (the “Superfund site”).  H&H is part of a thirteen member PRP Group organized to work cooperatively regarding remediation of the Superfund site.  On June 13, 2008, H&H executed a participation agreement, consent decree and settlement trust (which has been executed by all of the other PRPs as well).  The PRP Group consists of both chemical and radiological PRPs.  H&H is a chemical PRP not a radiological PRP. On December 9, 2008, the EPA lodged the consent decree with the United States District Court for the District of Massachusetts and the consent decree was entered.  On March 11, 2009, H&H executed a financial guaranty of H&H’s obligations in connection with the Superfund site. The remediation of radiological contamination at the site, under the direction of the Department of Energy (“DOE”), was completed in 2011. Additional financial contributions will be required in late 2012 or early 2013 following EPA’s approval of the DOE’s radiological remediation work.

4.    Handy & Harman Electronic Materials Corporation (“HHEM”)
HHEM is continuing to comply with a 1987 consent order from the Massachusetts Department of Environmental Protection (“MADEP”) to investigate and remediate the soil and groundwater conditions at its former manufacturing facility in North Attleboro, Massachusetts (the “MA Property”).  On January 20, 2009, HHEM filed with MADEP a partial Class A-3 Response Action Outcome Statement (“RAO-P”) and an Activity & Use Limitation (“AUL”) for the MA Property.  By letter dated March 24, 2009, MADEP advised HHEM that the RAO-P did not require a comprehensive audit.  By letter dated April 16, 2009, the MADEP advised HHEM that a MADEP AUL Audit Inspection conducted on March 18, 2009 did not identify any violations of the requirements applicable to the AUL.  Together, the March 24 and April 16 MADEP letters, combined with HHEM’s Licensed Site Professional’s partial RAO opinion, constitute confirmation of the adequacy of HHEM’s investigation of the MA Property as well as its remediation and post closure monitoring plans.  On March 31, 2010, the Massachusetts Attorney General executed a covenant not to sue (CNTS) to cover the MA Property.  On April 1, 2010, HHEM filed a Remedy Operation Status.  On June 30, 2010, HHEM filed a Class A-3 RAO closure report. This report was based on HHEM’s Licensed Site Professional concluding that groundwater monitoring had demonstrated that the remediation had stabilized the groundwater conditions at the site. The MADEP will audit the report, and either approve it (permitting closure of the site) or request additional information / investigation.

5.    Handy & Harman Electronic Materials Corporation (“HHEM”)
HHEM, through a real estate trust, owns property adjacent to its former 72 Elm Street facility located at 7 Orne Street, North Attleboro, MA. Certain metals were observed on the property. HHEM retained a consultant to investigate the site and “close” the matter in accordance with the Massachusetts Contingency Plan regulations. As a result of soil testing, the consultant concluded that the metals are likely related to on-site fill material and there is no significant risk associated with the property. Consequently no remediation will be necessary and a “closure report” was submitted in April of 2012.

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6.    OMNI Technologies Corporation of Danville (“Omni)
The New Hampshire Department of Environmental Services previously directed Omni to obtain a five year groundwater monitoring permit to conduct monitoring to determine the long term trend of Trichloroethylene (“TCE”) in the groundwater at the property. Biannual groundwater monitoring in nineteen wells has been conducted since the Third Quarter of 2009 and will be on-going through the Second Quarter of 2014. The general trend thus far is that TCE concentrations have decreased. At the conclusion of the five year monitoring event in 2014, New Hampshire DEP will determine whether to allow additional monitoring and natural attenuation of the TCE or require an alternative remedial approach.

7.    Handy & Harman Tube Company, Inc. (“HH Tube”)
HH Tube ceased operations at a plant in Norristown, PA in December 2006. The ground water below the site is primarily contaminated with Trichloroethylene (“TCE”) and was reported to PADEP in 1979.  Since 1982, a pump and treat system has been in continuous operation extracting TCE from two water wells located on the property.  The TCE levels have demonstrated a declining trend and are reported monthly through the NPDES permit.

TCE was found in soil and water samples from core borings taken beneath the concrete in the Commercial Mill Degreaser pit during the site characterization study that was conducted in 2007. A two-phase vacuum extraction (“TPVE”) system was installed in the degreaser area in September 2007 to accelerate the TCE removal from the groundwater and soil. Both systems have extracted more than 2,300 pounds (about 190 gallons) of TCE to date. The TPVE system and continuing pump and treat operation will be integrated into the final remediation proposal for the State.

Recently, the groundwater in the area between the plant parking lot and the unnamed tributary that crosses the Site was fully characterized and was identified as having elevated concentrations of site related contaminants. Site related compounds were also detected in monitoring wells and private wells on an adjacent down-gradient private property. As a result of these findings and discussions with the State an interim remedial action program was designed, implemented and completed in mid-2012. The interim remedial actions included soil excavation and thermal treatment on-site, construction of a subsurface water collection system and connection to the plant treatment systems. It is expected that these remedial actions will have removed a significant amount of contamination. Monitoring of the existing plant treatment system and effectiveness of the interim remedial measures will be on-going while a final remedial approach for the entire site is being formulated.

8.    Handy & Harman (“H&H”)
In 1987, H&H closed a manufacturing facility located at Eddy Street, Providence, RI. In 2004, H&H sold the property, but retained remediation liability for the chlorinated volatile organic compounds (“VOCs”) contamination in site soils and groundwater that had been discovered in 1987. In 1996, a Supplemental Remedial Investigation Report was prepared in accordance with a Rhode Island Department of Environmental Management (“RIDEM”) approved work plan. In 1997, a subsequent Limited Remedial Action Work Plan was prepared to address the identified soil and groundwater impacts.  In 1999, a soil vapor extraction system (“SVES”) was installed to address elevated VOC concentrations at depth.  The SVES operated from January 2000 through September 28, 2001 and removed an estimated 900 pounds of TCE.  As required by RIDEM,

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H&H submitted a Remedial Action Work Plan (“RAWP”) on February 16, 2007.  The RAWP proposed excavation and off-Site disposal of the deep impacted soils, capping of the site, and the implementation of an Environmental Land Usage Restriction (“ELUR”). The ELUR restricts residential use of the property and requires sub-slab ventilation systems beneath any buildings developed on the property. Per the request of RIDEM, a Revised RAWP (“RRAWP”) was submitted in February 2008. RIDEM approved the RRAWP in April 2008 and the approved deep soil excavation work was completed in the Second Quarter of 2008.  The soil excavation remediation was very successful and resulted in acceptable groundwater monitoring results which completed the groundwater requirements for the site. The only remaining remediation activity was the installation of an asphalt cap. H&H had an agreement with the property owner to pay a portion ($150,000) towards the cap. The cap was completed in October 2010 and a RIDEM compliance letter was received in March 2011. Final payment was subsequently made to the owner.

9.    Daniel Radiator Corporation (“Daniel Radiator”)
In 1992 Daniel Radiator took ownership of a property located at 267 Huntingdon Avenue, Waterbury, CT that had been the site of manufacturing operations conducted by a different subsidiary of H&H from 1964 to 1979. The property is contaminated with chlorinated solvents and petroleum hydrocarbons. Daniel Radiator sold the property to a third party in June 2010 but remains liable to complete the investigation and remediation of the property. Daniel Radiator completed the final investigation of the site and submitted a report to CTDEP in June 2011 which included proposed remedial actions. The proposed actions included an excavation of oily contaminated soil and in-situ chemical oxidation injection program. The CTDEP recently issued an injection permit to inject chemicals to destroy subsurface contaminants. The soil excavation was completed in July 2012 and the injection well program was started in September 2012 but has been delayed due to site access restrictions as a result of a water main break and temporary plant closure. It is expected that the injection work will re-start in the Second Quarter of 2013.

10.    Handy & Harman Automotive Group (“HHAG”)
HHAG conducted manufacturing operations for a number of years prior to1987 at a property it owned at 1359 Thomaston Avenue, Waterbury, Connecticut. In March 1987, HHAG sold the property to Industrial Development Group (“IDG”). Because of chlorinated solvent contamination found in the soil and groundwater at that time, HHAG agreed to install and maintain for one year a “pump and treat” system required by a Consent Agreement with the Connecticut Department of Environmental Protection (“CTDEP”). HHAG also agreed to be responsible for all testing required by the Consent Agreement for one year after the closing. HHAG complied with those obligations.

The agreement between HHAG and IDG stated that HHAG would not be responsible for any environmental conditions relating to the Property not caused by HHAG. However, the agreement also stated that HHAG would remain responsible for groundwater contamination at the Property until the CTDEP determined that no further remedial action was necessary. The CTDEP still has not issued such a determination. An escrow account in the amount of $150,000 was created at the time of sale to pay for environmental remediation costs of which $50,000 remains. Under the terms of the Escrow Agreement, the money cannot be released to HHAG until the CTDEP determines that the groundwater remediation is complete. In August 2010, HHAG and IDG agreed to jointly hire a consultant to complete the steps necessary to obtain closure of the site. The consultant completed additional soil and groundwater testing and concluded in a March 2012 Phase III report that the recent data showed the site conditions, except for an up-gradient

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plume from an off-site source, meet the CTDEP remediation standards. Consequently no further remediation by HHAG should be necessary

11.    Arlon Adhesives & Films, Inc. (“AAF”)
AAF is a PRP at the Omega Chemical Superfund site. In 1995 the US EPA issued a “Notice Letter” to over 170 PRPs (including AAF) that had sent waste to the Omega site for disposal. Many of the PRP’s formed a working group known as OPOG which AAF joined. OPOG commenced remediation activities in the immediate area surrounding the Omega recycling facility pursuant to a 1995 Unilateral Administrative Order. In 2001 a Consent Decree required OPOG to install a local pump & treat groundwater remediation system which started operating in 2009. In 2009, an Administrative Order on Consent was executed to govern remediation of indoor air contamination in a nearby building. A second Consent Decree has been negotiated to cover remediation of On Site Soils. An interim soil vapor extraction system has been constructed. In August 2010, the Remediation Investigation/Feasibility Study for OU-2, the proposed remediation of regional groundwater downstream of the Omega site, was issued. OPOG is negotiating with the EPA concerning the extent of OPOG’s responsibility for the OU-2 clean up, and the Record of Decision has not yet been issued. Two third party litigations arose concerning the Omega Site. The first litigation was initiated by Angeles Chemical Company claiming that contamination from the Omega Site damaged its property. That suit has been stayed until sometime after the OU-2 ROD is issued. The second litigation was brought by a group of employees who worked at nearby buildings alleging personal injuries from contact with the indoor air. That suit was filed against OPOG, not the individual members. That suit was settled in June 2012. AAF has agreed to a 0.52% share of OPOG assessments, although there are OPOG wide allocation negotiations with other parties which could result in a reduction of that percentage.

12.    Handy & Harman Tube Company, Inc. (“HH Tube”)
HH Tube is a potentially responsible party (“PRP”) at the Chemclene Superfund site located in Malverne, PA. A system has been in operation for several years at the site. The site was capped and some solvent vapor extraction and soil excavation has been done. A bioremediation groundwater treatment system was installed in August 2009. Both systems are expected to be operational for the next five to ten years in order to achieve remediation. HH Tube’s share is currently estimated at 1.88%.

13.    Camdel Metals Corporation (now known as HandyTube Corporation)
Chem-Solv is a solvent recycling facility located in Cheswold, DE that operated during the 1980’s. A fire and explosion at the facility resulted in a releases of solvents to soil and groundwater. Soils were remediated by the State. Camdel Metals, along with approximately thirty other PRPs have been actively remediating the groundwater through a pump and treat system. Remediation is nearing completion as most contaminants have declined below regulatory levels. However, recently the USEPA indicated that it wants reimbursement for past response costs totaling $316,202 for a 10 year period between 1997 and 2007. The PRP Group objected to this request but initiated discussion towards a settlement. USEPA has rejected the Group’s initial offer. Camdel Metals has a 5.37% share.

14.    Camdel Metals Corporation/Handy & Harman Tube Company, Inc.

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Spectron, Maryland is a former manufacturing and solvent recycling facility that dates back to the 1800s. Reportedly, the solvent recycling operations were used by Handy & Harman’s subsidiaries Camdel Metals Corporation (now known as HandyTube Corporation) and Handy & Harman Tube Company, Inc. The site has been undergoing cleanup for more than 15 years and several hundred companies were identified as PRPs including the two H&H subsidiaries. A number of PRP settlements and agreements have been reached with the USEPA. The Company is currently awaiting final legal notification of no further involvement at this site.

15.    Chemetco
In 2011, Sumco Inc. (now known as Ocmus, Inc.) was identified by the USEPA as a potentially responsible party (“PRP”) in the Chemetco Superfund site in Hartford, Illinois.  Chemetco Inc. was a former secondary copper smelter which operated from 1969 to 2001.  It appears that at some point during that period, Sumco sent certain materials to Chemetco. Recently other identified PRPs formed a preliminary PRP Group to develop comprehensive "waste-in" list that would be the percentage basis for an allocation of the Group costs and work with the agency and PRP members to perform investigative and/or remedial work at the site. The initial administrative cost of $5000 to join the PRP Group was paid in the Second Quarter of 2012. As this is in the very early stages of the PRP involvement and no comprehensive member allocation has been finalized, no further cost estimates can be developed and no additional PRP assessment is expected this year.

16.     Peterson/Puritan, Inc. Superfund Site

By letter dated November 2, 2012, the United States Environmental Protection Agency (“USEPA”) (Region 1) served a notice of potential liability and request for information (“Section 104 Request”) on Handy & Harman Ltd. (“HNH”) with respect to Operable Unit Two of the Peterson/Puritan, Inc. Superfund Site in Cumberland, Rhode Island. The Section 104 Request seeks information concerning the disposal activities of Handy & Harman Refining Company (“HHRC”) (a former company/division) and Handy & Harman Electronic Materials Corporation (“HHEM”) at the J.M. Mills Landfill (which is part of Operable Unit Two). From information provided by USEPA as part of the Section 104 Request, it appears that HHRC and HHEM’s disposal activities involved mostly general trash, paper, cardboard and cafeteria waste. According to USEPA, approximately $2,538,446 has been expended to date on remediation activities. HNH is currently reviewing the Section 104 Request.

17.    Lucas-Milhaupt Warwick LLC

On April 26, 2013, Lucas-Milhaupt Warwick LLC (the “Company”) acquired a brazing and soldering products manufacturing facility located at 235 Kilvert Street, Warwick, Rhode Island (the “Property”).  The Property had been previously determined to contain certain volatile organic compounds (“VOCs”) in groundwater above applicable regulatory limits, which, from available information, emanated from an unknown, off-site source located upgradient from the Property.  At present, the Company does not believe that there is any additional material remediation action at the Property required by law.

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Schedule 6.1.17
LABOR AGREEMENTS

The Borrower is not a party to any collective bargaining or similar agreements.

Other collective bargaining agreements applicable to the Guarantors:

•	Arlon Materials for Electronics Division and Silicone Technologies Division – with International Chemical Workers Union Council and United Food and Commercial Workers (Expires September 25, 2015)

•	Indiana Tube Corporation – with Chauffeurs, Teamsters and Helpers (Expires October 18, 2013)

•	Canfield Metal Coating Corporation – with United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (Expires March 17, 2015)

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Schedule 8.2.1
EXISTING PERMITTED INDEBTEDNESS

Company	Name and Address of Payee	Principal Balance	Nature of Debt	Term
HANDY & HARMAN GROUP LTD.	TD Equipment Finance	$936,002.76	Equipment capital lease	Matures 2014
Handy & Harman	PROTECHNO	$1,094,909	Intercompany Loan
Bairnco Corporation	HANDY & HARMAN LTD.	$4,477,847	Intercompany Loan
OMG INC. HITACHI CAPITAL AMERICA	HITACHI CAPITAL AMERICA CORP 800 CONNECTICUT AVE NORWALK, CT 06850	$47,186.66	CAP LEASE	09/22/15
Marlin Leasing	MARLIN LEASING PO BOX 13604 PHILADELPHIA, PA 19101-3604	$286.74	CAP LEASE	10/19/12
Wells Fargo Financial	WELLS FARGO FINANCIAL LEASING 300 TRI-STATE INTERNATIONAL, SUITE 400 LINCOLNSHIRE, IL 60070	$2,087.79	CAP LEASE	08/04/13
Wells Fargo Financial	WELLS FARGO FINANCIAL LEASING 300 TRI-STATE INTERNATIONAL, SUITE 400 LINCOLNSHIRE, IL 60070	$2,087.79	CAP LEASE	08/04/13
Wells Fargo Financial	WELLS FARGO FINANCIAL LEASING 300 TRI-STATE INTERNATIONAL, SUITE 400 LINCOLNSHIRE, IL 60070	$2,087.79	CAP LEASE	08/04/13
Wells Fargo Financial	WELLS FARGO FINANCIAL LEASING 300 TRI-STATE INTERNATIONAL, SUITE 400 LINCOLNSHIRE, IL 60070	$1,266.96	CAP LEASE	08/04/13

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Company	Name and Address of Payee	Principal Balance	Nature of Debt	Term
Wells Fargo Financial	WELLS FARGO FINANCIAL LEASING 300 TRI-STATE INTERNATIONAL, SUITE 400 LINCOLNSHIRE, IL 60070	$1,266.96	CAP LEASE	08/04/13
Wells Fargo Financial	WELLS FARGO FINANCIAL LEASING 300 TRI-STATE INTERNATIONAL, SUITE 400 LINCOLNSHIRE, IL 60070	$933.74	CAP LEASE	08/04/13
Wells Fargo Financial	WELLS FARGO FINANCIAL LEASING 300 TRI-STATE INTERNATIONAL, SUITE 400 LINCOLNSHIRE, IL 60070	$3,864.42	CAP LEASE	01/10/14
Wells Fargo Financial	WELLS FARGO FINANCIAL LEASING 300 TRI-STATE INTERNATIONAL, SUITE 400 LINCOLNSHIRE, IL 60070	$3,864.28	CAP LEASE	01/10/14
Wells Fargo Financial	WELLS FARGO FINANCIAL LEASING 300 TRI-STATE INTERNATIONAL, SUITE 400 LINCOLNSHIRE, IL 60070	$5,681.75	CAP LEASE	08/03/14
De Lage Landed Financial	111 OLD EAGLE SCHOOL RD WAYNE, PA 19087	$6,144.38	CAP LEASE	08/31/14
Wells Fargo Financial	WELLS FARGO FINANCIAL LEASING 300 TRI-STATE INTERNATIONAL, SUITE 400 LINCOLNSHIRE, IL 60070	$10,084.15	CAP LEASE	11/15/14
Wells Fargo Financial	Wells Fargo Financial Leasing 300 Tri-State International, Suite 400 Lincolnshire, IL 60070	$3,659.85	CAP LEASE	11/17/10
Associated Integrated Supply	ASSOCIATED INTEGRATED SUPPLY CHAIN SOLUTIONS 133 N. SWIFT RD ADDISON, IL 30101-1447	$8,077.09	CAP LEASE	04/30/17

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Company	Name and Address of Payee	Principal Balance	Nature of Debt	Term
Associated Integrated Supply	ASSOCIATED INTEGRATED SUPPLY CHAIN SOLUTIONS 133 N. SWIFT RD ADDISON, IL 30101-1447	$8,077.09	CAP LEASE	04/30/17
ASSOCIATED INTEGRATED SUPPLY	ASSOCIATED INTEGRATED SUPPLY CHAIN SOLUTIONS 133 N. SWIFT RD ADDISON, IL 30101-1447	$8,077.09	CAP LEASE	04/30/17
Associated Integrated Supply	ASSOCIATED INTEGRATED SUPPLY CHAIN SOLUTIONS 133 N. SWIFT RD ADDISON, IL 30101-1447	$6,446.64	CAP LEASE	04/30/17
Canon Business Solutions	CANON FINANCIAL SERVICES, INC. 14904 COLLECTIONS CENTER DRIVE CHICAGO, IL 60693	$3,259.53	CAP LEASE	08/04/13
Canon Business Solutions	CANON FINANCIAL SERVICES, INC. 14904 COLLECTIONS CENTER DRIVE CHICAGO, IL 60693	$2,411.89	CAP LEASE	08/04/13
Canon Business Solutions	CANON FINANCIAL SERVICES, INC. 14904 COLLECTIONS CENTER DRIVE CHICAGO, IL 60693	$2,411.89	CAP LEASE	08/04/13
Canon Business Solutions	CANON FINANCIAL SERVICES, INC. 14904 COLLECTIONS CENTER DRIVE CHICAGO, IL 60694	$2,473.95	CAP LEASE	09/30/13
Canon Business Solutions	CANON FINANCIAL SERVICES, INC. 14904 COLLECTIONS CENTER DRIVE CHICAGO, IL 60694	$1,099.53	CAP LEASE	09/30/13

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Company	Name and Address of Payee	Principal Balance	Nature of Debt	Term
Canon Business Solutions	CANON FINANCIAL SERVICES, INC. 14904 COLLECTIONS CENTER DRIVE CHICAGO, IL 60694	$3,459.39	CAP LEASE	09/09/13
Canon Business Solutions	CANON FINANCIAL SERVICES, INC. 14904 COLLECTIONS CENTER DRIVE CHICAGO, IL 60693	$2,368.22	CAP LEASE	10/18/13
Canon Business Solutions	Canon Financial Services, Inc. 14904 Collections Center Drive Chicago, IL 60693	$5,768.90	CAP LEASE	02/28/14
Canon Business Solutions	Canon Financial Services, Inc. 14904 Collections Center Drive Chicago, IL 60693	$2,475.08	CAP LEASE	12/31/14
OMG INC.	EARN OUT AGREEMENT TIGER CLAW INC. 400 MAIN STREET BRISTOL CT 06010	Earn-out payments based on a percentage of net sales to be made on or before January 31, 2013 with respect to the 2012 calendar year.	Contingent Consideration	MATURES 12/31/12
OMG INC.	PURCHASE ORDER WERNER-VON-SIEMENS STRASSE 7-19 52477 ALSDORF GERMANY	EURO 585,980.00	Purchase of screws forming machines	Payments made upon occurrence of certain benchmarks
INDIANA TUBE	AIR PRODUCTS AND CHEMICALS, INC. 7201 HAMILTON BOULEVARD, ALLENTOWN PA 18195	$62,326	EQUIPMENT	22 MONTHS REMAINING (9/14/14)
Indiana Tube	CIT TECHNOLOGY FINANCING SERVICE, 21146 NETWORK PLACE, CHICAGO IL 60673	$613	Equipment	3 MONTHS REMAINING (01/31/13)
Indiana Tube	IKON Financial Services, 1738 Bass Rd, Macon GA 31210	$1347	Equipment	5 MONTHS REMAINING (03/31/13)
Indiana Tube	IKON FINANCIAL SERVICES, 1738 BASS RD, MACON GA 31210	$1860	Equipment	5 MONTHS REMAINING (03/31/13)

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Company	Name and Address of Payee	Principal Balance	Nature of Debt	Term
LUCAS MILHAUPT MILWAUKEE	KRONOS INCORPORATED 297 BILLERICA ROAD CHELMSFORD, MA 01824	$10,651	EQUIPMENT LEASE	MATURES 08/31/13
LUCAS MILHAUPT MILWAUKEE	PRESIDO TECHNOLOGY CAPITAL LLC P.O. BOX 534792 ATLANTA, GA 30353-4792	$31,363	Equipment Lease	Matures 08/31/14
ARLON MATERIAL TECHNOLOGIES (SUZHOU) CO., LTD.	Agriculture Bank of China, Suzhou H-N Industrial Development	$2,000,000	Secured by Mortgage	07/27/13
Arlon Material Technologies (Suzhou) Co., Ltd	AGRICULTURAL BANK OF CHINA, SUZHOU H-N INDUSTRIAL DEV. ZONE 65 SHISHAN ROAD, SUZHOU NEW DISTRICT 215011	$425,275	SECURED BY ACCOUNTS RECEIVABLE & AR INSURANCE (REVOLVER) INTEREST RATE 1.45%	MATURES 10/25/12
Arlon Material Technologies (Suzhou) Co., Ltd	AGRICULTURAL BANK OF CHINA, SUZHOU H-N INDUSTRIAL DEV. ZONE 65 SHISHAN ROAD, SUZHOU NEW DISTRICT 215011	$492,734	SECURED BY ACCOUNTS RECEIVABLE & AR INSURANCE (REVOLVER) INTEREST RATE 1.43%	MATURES 11/22/12
Arlon Material Technologies (Suzhou) Co., Ltd	AGRICULTURAL BANK OF CHINA, SUZHOU H-N INDUSTRIAL DEV. ZONE 65 SHISHAN ROAD, SUZHOU NEW DISTRICT 215011	$485,207	SECURED BY ACCOUNTS RECEIVABLE & AR INSURANCE (REVOLVER) INTEREST RATE 0.66%	MATURES 12/25/12
MICRO-TUBE FABRICATORS	KONICA MINOLTA PREMIER FINANCE PO BOX 550599 JACKSONVILLE FL 32255-0599	$21,309	BIZ HUB C280	Matures 4/30/15
Atlantic Service Company Limited (Kasco Canada)	Toronto Dominion	$725,000.00 CAD	LINE OF CREDIT UP TO $1,000,000.00 CAD	REVIEWED ANNUALLY APRIL 30TH

GUARANTEES

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Company	Name and Address of Payee	Principal Balance	Nature of Debt	Term
Handy & Harman	American Express Co.		Corporate Credit Cards
Handy & Harman Group Ltd.	American Express Co.		Corporate Credit Cards

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Schedule 8.2.2
EXISTING PERMITTED LIENS

Debtor	State	Jurisdiction	Original File Date and Number	Secured Party	Type of Collateral	Related Filings
Arlon (Inc. or LLC).	DE	Department of State: Division Of Corporations	10/19/2007 2007 3958955	CIT Communications Finance Corporation	Equipment
Arlon (Inc. or LLC)	DE	Department of State: Division Of Corporations	2/18/2010 2010 0537914	Air Liquide Industrial U.S. LP	Equipment
Camdel Metals Corporation	DE	Department of State: Division Of Corporations	7/27/2010 2010 2598393	Okaya (U.S.A.), Inc.	Equipment
CANFIELD METAL COATING CORPORATION	DE	Department of State: Division Of Corporations	12/19/07 4801188	Coilplus-Ohio, Inc.	Equipment
CANFIELD METAL COATING CORPORATION	DE	Department of State: Division Of Corporations	4/17/2009 2009 1223459	Macsteel Service Centers USA	Equipment
Handy & Harman Group Ltd.	DE	Department of State: Division Of Corporations	12/13/2011 2011 4771914	TD Equipment Finance, Inc.	Equipment
Handy & Harman of Canada Limited	CAN	Ontario	12/16/11 675104274	TD Equipment Finance, Inc.	Equipment
Handy & Harman Tube Company, Inc.	DE	Department of State: Division Of Corporations	5/27/2009 2009 1662961	Toyota Tsusho America, Inc.	Equipment
Indiana Tube Corporation	DE	Department of State: Division Of Corporations	5/7/2008 2008 1588993	Toyota Motor Credit Corporation	Equipment
Indiana Tube Corporation	DE	Department of State: Division Of Corporations	5/6/2008 2008 1597903	Toyota Motor Credit Corporation	Equipment
Indiana Tube Corporation	DE	Department of State: Division Of Corporations	11/29/2011 2011 4550672	Toyota Motor Credit Corporation	Equipment

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Debtor	State	Jurisdiction	Original File Date and Number	Secured Party	Type of Collateral	Related Filings
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	12/17/2007 070017200212	Solacom Capital, LLC Wells Fargo Financial Leasing, Inc.	Equipment
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	10/31/2008 080015124114	NMHG Financial Services, Inc.	Equipment
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	4/28/2010 1000005173925	GFC Leasing	Equipment
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	7/26/2010 1000008997336	GFC Leasing	Equipment
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	10/7/2011 110012317923	GFC Leasing	Equipment
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	8/29/2011 110010562317	Presidio Technology Capital, LLC	Equipment
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	1/3/2011 110000061916	Orbian Financial Services II, LLC	Liens in connection with the sale of Specified Factor Accounts
Micro-Tube Fabricators, Inc.	DE	DEPARTMENT OF STATE: DIVISION OF CORPORATIONS	10/1/2012 2012 3766229	Makino Inc.	Equipment
OMG, Inc.	DE	Department of State: Division Of Corporations	7/27/2007 2007 2841699	Crown Credit Company	Equipment
OMG, Inc.	DE	Department of State: Division Of Corporations	7/27/2007 2007 2841723	Crown Credit Company	Equipment

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Debtor	State	Jurisdiction	Original File Date and Number	Secured Party	Type of Collateral	Related Filings
OMG, Inc.	DE	Department of State: Division Of Corporations	8/21/2007 2007 3185930	Crown Credit Company	Equipment
OMG, Inc.	DE	Department of State: Division Of Corporations	2/22/2008 2008 0649796	Crown Credit Company	Equipment
OMG, Inc.	DE	Department of State: Division Of Corporations	10/23/2008 2008 3580337	Crown Credit Company	Equipment
Sumco Inc.	IN	Secretary of State	2/2/2009 200900000896852	GBC Metals, LLC	Equipment	Amendment 6/29/09
Sumco Inc.	IN	Secretary of State	8/21/2009 200900006770748	Allison Transmission, Inc.	Equipment
Sumco Inc.	IN	Secretary of State	1/28/2010 201000000831712	Toyota Motor Credit Corporation	Equipment

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Schedule 8.2.4
EXISTING PERMITTED INVESTMENTS

Payor	Payee	Nature of Investment	Balance
Handy & Harman Ltd.	Handy & Harman	Pension Loan	$91,478,966*

* - EXPECTED TO BE FORGIVEN PURSUANT TO SECTION 8.2.5(VIII) OF THE CREDIT AGREEMENT

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Exhibit D

Updated Schedules to Canadian Intellectual Property Security Agreement

(See attached)

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SCHEDULE A
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

LIST OF REGISTERED PATENTS, TRADEMARKS,
TRADE NAMES, COPYRIGHTS AND DESIGNS
Patents:

Entity	Title	Status	Serial Number	Filing Date	Issue Date
Continental Industries, Inc.	Alternative Ignition System for Exothermic Reaction Mold Device	Pending	2783347	06/25/10
Lucas-Milhaupt, Inc.	Brazing Material	Pending	2,688,325	5/27/2008
Lucas-Milhaupt, Inc.	Brazing Material	Pending	2,687,926	12/4/2009
Omni Technologies	Brazing Material with Continuous Length Layer of Elastomer Containing a Flux	Pending	2,629,176	11/9/2006
OMG, Inc.	Deck Screws Suitable for Use With Composite Lumber	Granted	2,457,398	05-Aug-2002	14-Dec-2010
OMG, Inc.	Deck Screws Suitable for Use With Composite Lumber	ExamReq	2,715,673	05-Aug-2002
OMG, Inc.	Vented Roof Drain Insert	Granted	2,257,777	06-Jan-1999	05-Nov-2002
OMG, Inc.	Adhesive Dispenser System	ExamReq	2,591,502	15-Jun-2007
OMG, Inc.	Plug Finishing System and Tool Therefor	Filed	2,685,166	28-Apr-2008
OMG, Inc.	Self-Drilling Bolt and Nut Assembly	ExamReq	2,781,763	26-Oct-2010
OMG, Inc.	Deck Board Fastener With Concave Prongs	Granted	2,506,970	10-May-2005	21-Apr-2009
OMG, Inc.	Fastener for Grooved or Slotted Decking Members	Granted	2,584,953	16-Apr-2007	17-Jul-2012
OMG, Inc.	Fastener for Grooved or Slotted Decking Members	ExamReq	2,777,636	16-Apr-2007
OMG, Inc.	Roofing Washer-Dispensing and Fastener-Driving Machine	Granted	2,121,094	12-Apr-1994	24-Nov-1998
OMG, Inc.	Roofing Washer Magazine for Barbed Roofing Washers	Granted	2,169,405	13-Feb-1996	04-Jan-2000
OMG, Inc.	Roofing Washer-Dispensing and Fastener-Driving Machine	Granted	2,268,615	12-Apr-1999	11-Jan-2005
OMG, Inc.	Seam Plate for Retaining Roof Decking Membrane	Granted	2,412,965	27-Nov-2002	04-Jul-2006
OMG, Inc.	Roof Decking Membrane Welding System and Method	Granted	2,414,581	17-Dec-2002	30-Sep-2008
OMG, Inc.	Substrate With Membrane Seam Plates Fixed Thereon for Precise Placement of Seam Plates on Roof Decking Assemblies	Granted	2,461,479	22-Mar-2004	07-Dec-2010
OMG, Inc.	Easy Drive Concrete Fastener System	Granted	2,194,104	30-Dec-1996	15-Jun-1999
OMG, Inc.	Gripping Plate for Attaching Roofing Membrane	Granted	2,208,918	27-Jun-1997	25-Dec-2001

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Entity	Title	Status	Serial Number	Filing Date	Issue Date
OMG, Inc.	Stress Plate With Angled Hole	Granted	2,222,820	28-Nov-1997	07-Aug-2001
OMG, Inc.	Stress Plate with Depending Sleeve	Granted	2,243,342	16-Jul-1998	07-Oct-2003
OMG, Inc.	Seam Plate, for Retaining Roof Decking Membranes, Having Means for Preventing Interlocking of Adjacent Plates	Granted	2,517,749	31-Aug-2005	09-Feb-2010
OMG, Inc.	Seam Plate for Retaining Roof Decking Membrane	Granted	2,393,997	17-Jul-2002	06-Jun-2006
OMG, Inc.	Hand Held Induction Tool	Granted	2,392,078	02-Nov-2000	22-Feb-2005
OMG, Inc.	Method of Adhesive Bonding by Induction Heating	Granted	2,458,353	02-Nov-2000	10-Jul-2007
OMG, Inc.	Portable Induction Heating Tool for Soldering Pipes	Granted	2,560,420	28-Feb-2005	05-Jun-2012
OMG, Inc.	Portable Induction Heating Tool for Soldering Pipes	ExamReq	2,772,608	28-Feb-2005
OMG, Inc.	Method and Apparatus for Attaching a Membrane Roof Using Induction Heating of a Susceptor	ExamReq	2,602,753	20-Mar-2006
OMG, Inc.	Induction Seaming Tapes, Systems and Methods	Granted	2,486,862	30-May-2003	09-Aug-2011
OMG, Inc.	Induction Seaming Tapes, Systems and Methods	ExamReq	2,744,156	30-May-2003
OMG Roofing, Inc.	Roof Edge Anchoring Devices for Building Structures	Granted	CA 2091397		1996-01-09

E.    Trademarks:

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Entity	Title	Status	Serial Number	Filing Date	Issue Date
Handy & Harman of Canada, Limited	Fos-Flo – Canada		TMA038290
Atlantic Service Company, Limited	HOOK-EYE		TMDA38290/132,227
Continental Industries, Inc.	Continental	Registered	155,566/305012	05/17/67
Continental Industries, Inc.	Geo-Stab	Registered	TMA809243/1,478,667	04/27/10
Continental Industries, Inc.	Thermoweld	Registered	155,565/305011	05/17/67
Handy & Harman	Silver Saver		173310/325228	8/19/1969
Handy & Harman	Precium		217864/0387530	7/7/1975
Handy & Harman	Fos-Flo		132227/0274036	2/18/1963
Handy & Harman	HH and design		147589/290446	7/2/1965
OMG, Inc.	Alumaweld	Registered	TMA509,325/864,321	16-Dec-1997	15-Mar-1999
OMG, Inc.	Classic	Renewal Filed	TMA479,042/779,071	29-Mar-1995	25-Jul-1997
OMG, Inc.	Headlok	Registered	TMA814,548/1,510,134	05-Jan-2011	21-Dec-2011
OMG, Inc.	Hercules	Registered	TMA494,590/779,070	29-Mar-1995	14-May-1998
OMG, Inc.	Ledgerlok	Registered	TMA818,574/1,510,133	05-Jan-2011	28-Feb-2012
OMG, Inc.	Loftlok	Filed	1,510,128	05-Jan-2011
OMG, Inc.	Quickflow	Registered	TMA540,243/868,329	05-Feb-1998	24-Jan-2001
OMG, Inc.	Retrodrain	Renewed	TMA352,589/595,613	18-Nov-1987	03-Mar-1989
OMG, Inc.	Retroweld	Registered	TMA486,120/775,663	16-Feb-1995	24-Nov-1997
OMG, Inc.	Rhinotrac	Filed	1,594,911	19-Sep-2012
OMG, Inc.	Thrulok	Filed	1,510,127	05-Jan-2011
OMG, Inc.	Thrupoint	Filed	1,598,877	13-Aug-2012
OMG, Inc.	Trio	Filed	1,589,876	13-Aug-2012
OMG, Inc.	Trusslok	Registered	TMA814,547/1,510,136	05-Jan-2011	21-Dec-2011
OMG, Inc.	Trusslok-Z	Registered	TMA814,546/1,510,132	05-Jan-2011	21-Dec-2011
OMG, Inc.	U-Flow	Renewed	TMA292,009/505,114	10-Jun-1983	15-Jun-1984
OMG, Inc.	Tiger Claw	Registered	TMA688,756/1,307,754	20-Jun-2006	31-May-2007
OMG, Inc.	Accuseam	Filed	1,594,912	19-Sep-2012
OMG, Inc.	Accutrac	Filed	1,594,913	19-Sept-2012
OMG, Inc.	Sinch Technology	Registered	TMA661,200/1,228,788	26-Aug-2004	22-Mar-2006
OMG, Inc.	The Simple Solution in Fastening	Registered	TMA661,360/1,228,787	26-Aug-2004	24-Mar-2006

F.    Trade Names:

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Company/Subsidiary	List of All Other Names Used on Any Filings with the Canada Revenue Agency
Handy & Harman of Canada, Limited	• Lucas-Milhaupt Toronto (DBA)
Atlantic Service Company, Limited	• Kasco Canada (DBA) • Compagnie Atlantic Service LTEE

G.    Copyrights:
Nil.
H.    Designs:

Entity	Title	Status	Serial Number	Filing Date	Issue Date
Continental Industries, Inc.	Battery, Switch and Voltage Indicator Device (Design Patent)	Issued	136646	08/09/10	03/28/11

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Exhibit E

Conditions Precedent/Effectiveness Conditions

1.	First Amendment to Credit Agreement (a) Updated Schedules and Exhibits (b) Updated Schedules to existing Canadian IP Security Agreement
2.	Guarantor Joinder and Assumption Agreement
3.	Perfection Certificate Supplement
4.	Canadian Security Agreement (Lucas-Milhaupt)
5.
Amended and Restated Revolving Credit Notes
(a)    PNC Bank, National Association
(b)    RBS Citizens, N.A.
(c)    U.S. Bank, National Association
(d)    Bank of America, N.A.
(e)    Wells Fargo Bank, National Association
(f)    People’s United Bank, N.A.
(g)    First Niagara Bank, N.A.

6.
Amended and Restated Term Notes
(a)    PNC Bank, National Association
(b)    RBS Citizens, N.A.
(c)    U.S. Bank, National Association
(d)    Bank of America, N.A.
(e)    Wells Fargo Bank, National Association
(f)    People’s United Bank, N.A.
(g)    First Niagara Bank, N.A.

7.	Patent, Trademark and Copyright Security Agreement (OMG Roofing, Inc. and Lucas-Milhaupt Warwick LLC)
8.	Canadian Patent and Trademark Security Agreement (Lucas-Milhaupt Warwick, LLC)
9.	First Amendment to Pledge Agreement (adding Lucas-Milhaupt Warwick, LLC) a. Acknowledgment b. Amendment to Operating Agmt.
10.	Landlord Waiver (a) 4 Commerce Way, Arden, Buncombe County, NC (Landlord: W.P. Hickman)

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11.
Hickman Acquisition Documents
(a)    Certified copy of amended articles of incorporation reflecting name change for W.P. Hickman Company
(b)    US and Canada Patent Searches
(c)    US and Canada Trademark Searches
(d)    Certified UCC searches against the Seller
(e)    PPSA Searches against the Seller
(f)    Copies of Material Contracts
(g)    Payoff Letters, if applicable

12.
Wolverine Acquisition Documents
(a)    APA and Schedules
(b)    Escrow Agreement
(c)    Bill of Sale
(d)    Assignment and Assumption Agreement
(e)    Certified UCC, tax lien and judgment searches of Seller
(f)    Patent and Trademark Searches, if applicable
(g)    Copies of Material Contracts and leases

13.	Collateral Assignment of Purchase Documents
14.	Lien Searches and Updated Lien Searches (a) Borrowers (b) Guarantors (including Joining Guarantor) (c) PPSA
15.	UCC-1 Financing Statement (Lucas-Milhaupt Warwick, LLC)
16.	PPSA Filing (Lucas-Milhaupt Warwick, LLC)
17.	Opinions of Borrower’s and Guarantors’ counsel
18.	Secretary’s Certificate of Borrower (a) Certified Articles of Incorporation (b) Bylaws (c) Authorizing Resolutions (d) Incumbency Certificate (e) Certificate of Good Standing

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19.
Secretary’s Certificate of Guarantors
(a)    Certified Articles of Incorporation/Formation
(b)    Bylaws/operating agreement
(c)    Authorizing Resolutions
(d)    Incumbency Certificate
(e)    Certificate of Good Standing

20.	Secretary’s Certificate of Joining Guarantor (a) Certified Articles of Formation (b) Operating Agreement (c) Authorizing Resolutions (d) Incumbency Certificate (e) Certificate of Good Standing
21.	Updated Insurance Certificates and Endorsements (a) Property (b) Liability
22.	Officer’s Certificate
23.	Payoff Letters/Lien Releases (WJT Acquisition) (a) JPMorgan (b) U.S.Bank (c) IP Releases from JPMorgan (d) Discharge of Mortgages
24.	Copy of W-9 for Joining Guarantor
25.	Letters regarding repayment of Subordinated Notes and use of sale proceeds from Continental Transaction
26.	Disbursement Authorization/Sources and Uses
27.	Payment of fees and expenses

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